Exhibit 99.1

Protagenic Therapeutics Updates Timeline for Commencement of Patient Enrollment for PT00114 Clinical Trial

July 23, 2021 — NEW YORK — Protagenic Therapeutics, Inc. (Nasdaq: PTIX) a biopharmaceutical company focused on developing therapies to treat stress-related neurologic disorders, today announced that upon reviewing its investigational new drug (IND) application filed on June 29th, the U.S. Food and Drug Administration (FDA) has requested that Protagenic provide clinical sites with ready-to-inject clinical vials rather than providing site pharmacies with drug substance to be formulated locally. Implementing this FDA guidance will have the added benefit of Protagenic’s control of the formulation of the final drug product. Protagenic is immediately implementing this required change. As a result of this development, the company expects to refile its IND and commence patient enrollment in the 4th quarter of 2021.

About Protagenic Therapeutics, Inc.

Protagenic Therapeutics, Inc. (Nasdaq: PTIX) is a pre-clinical biopharmaceutical company endeavoring to develop first-in-class neuro-active peptides into human therapeutics to treat several stress related disorders. For more information, visit http://www.protagenic.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding Protagenic Therapeutics’ product candidates and pre-clinical development and clinical trial plans and activities. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the pre-clinical testing and eventual clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in pre-clinical and clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors described under the Risk Factors section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.. Protagenic Therapeutics cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Protagenic undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Analyst Contact:

Alexander K. Arrow, MD, CFA

Chief Financial Officer

213-260-4342

alex.arrow@protagenic.com

Media Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com